Exhibit 24

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Javier O. Lamoso as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Annual Report on Form 10-K of ClearComm L.P., a Delaware limited partnership, with respect to the fiscal year ended December 31, 2005, and to sign any and all amendments to such Annual Report on Form 10-K and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact or agent or his substitute, may do or cause to be done by virtue hereof.

Date: March 31, 2006.

/s/ Lawrence Odell
Lawrence Odell
Director and Secretary

/s/ Margaret W. Minnich
Margaret W. Minnich
Director

/s/ James T. Perry
James T. Perry
Director

/s/ Chris J. Clark
Chris J. Clark
Director and Chairman of the Board

/s/ John Duffy
John Duffy
Director

/s/ Ture Elowson
Ture Elowson
Director